SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 21, 2022

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Nemaura Medical Inc. (the “Company”) on February 11, 2021, on February 8, 2021, the Company, Dermal Diagnostics Limited, a wholly owned subsidiary of the Company (“Dermal Diagnostics”), and Trial Clinic Limited, a wholly owned subsidiary of the Company (“Trial Clinic” and collectively with the Company and Dermal Diagnostics, the “Borrower”) issued to Uptown Capital, LLC (“Uptown”) a secured promissory note (the “Uptown Note”) in the original principal amount of $24,015,000. The Uptown Note carried an original issue discount of $4,000,000. In addition, the Borrower agreed to pay $15,000 to Uptown to cover Uptown’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Uptown Note, all of which amount was included in the initial principal balance of the Uptown Note. The purchase price of the Uptown Note, therefore, was $20,000,000. The original maturity date of the Uptown Note was 24 months after the date the purchase price for the Uptown Note was delivered.

On October 21, 2022, the Company entered into an Amendment to Secured Promissory Note (the “Amendment”), dated as of October 21, 2022, by and among the Company, Dermal Diagnostics, Trial Clinic and Uptown. Pursuant to the terms of the Amendment, the Borrower and Uptown agreed to extend the maturity date of the Uptown Note to July 1, 2024. In consideration thereof, the Borrower agreed to pay to Uptown an extension fee in the amount of 5% of the outstanding balance of the Uptown Note. As of October 21, 2022 following application of the extension fee, the outstanding balance of the Uptown Note is $813,834.

The Borrower and Uptown previously agreed to reduce the maximum monthly redemption amount from $2,000,000 to $500,000 from June 2022 to February 2023, which reduction remains in force. Pursuant to the terms of the Amendment, the Borrower and Uptown agreed to reduce the maximum monthly redemption amount during the period beginning March 2023 until the Uptown Note is paid in full from $2,000,000 to $1,000,000; provided, however, that upon the occurrence of an event of default under the Uptown Note, the maximum monthly redemption amount will automatically be increased back to $2,000,000.

The Amendment contains customary representations and warranties of the Borrower.

The foregoing description of the material terms of the Amendment is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Secured Promissory Note, dated as of October 21, 2022, by and among Nemaura Medical Inc., Dermal Diagnostics Limited, Trial Clinic Limited and Uptown Capital, LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

By:	/s/ Dewan F. H. Chowdhury
Dewan F. H. Chowdhury Chief Executive Officer

Date: October 26, 2022